Exhibit 99.1
| NEWS RELEASE
ASTEC REPORTS THIRD QUARTER 2020 RESULTS
Third Quarter 2020 Highlights (all comparisons are made to the prior year third quarter):
•Net Sales decreased 9.5% to $231.4M
•Gross Profit Margin of 21.8% increased 150 bps; adjusted Gross Profit Margin increased 260 bps
•Net Income decreased 45.2% to $1.6M; adjusted Net Income of $4.6M increased 21.7% from $3.8M
•EPS of $0.07 compared to $0.13; adjusted EPS of $0.20 increased from $0.17
CHATTANOOGA, Tenn. (November 4, 2020) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for third quarter 2020 ending September 30, 2020.
Third quarter of 2020 net sales of $231.4 million decreased 9.5% compared to $255.8 million for the third quarter of 2019. Domestic sales decreased $8.5 million or 4.5% and international sales decreased $15.9 million or 24.1% due mainly to COVID-19 related business disruptions in the third quarter versus last year. Excluding the impact of foreign currency, net sales decreased 8.5%.
Backlog as of September 30, 2020 of $218.5 million decreased $25.4 million, or 10.4% compared to the backlog of $243.9 million a year ago driven by lower Materials and Infrastructure Solutions orders, which were down 8.5% and 11.3%, respectively. Domestic backlog decreased by 4.3% to $151.3 million while international backlog decreased by 21.8% to $67.2 million. Lower orders were driven by COVID-19 uncertainties.
Operating loss of $0.8 million in the third quarter of 2020 decreased 124.2% compared to operating income of $3.3 million in the third quarter 2019. In relation to the company’s efforts to simplify the organization, the company incurred a $3.9 million pre-tax restructuring and other or $0.13 per share net of taxes related to asset impairment, inventory write-down, reduction in labor force and the closing of our Mequon, Wisconsin and Enid, Oklahoma facilities. Third quarter of 2020 adjusted operating income of $4.1 million, decreased 2.3% compared to $4.2 million a year ago. Adjusted operating margin of 1.8% increased 20 basis points from 1.6% in third quarter 2019 as operational efficiencies outpaced a decline in sales. SG&A expenses increased $1.2 million or 2.5% primarily due to the acquisitions of BMH Systems ("St. Bruno") and CON-E-CO ("Blair").
Net income of $1.6 million decreased 45.2% compared to $3.0 million a year ago, while EPS of $0.07 decreased 46.2% compared to $0.13 for third quarter 2019. Excluding restructuring charges mentioned above, adjusted net income of $4.6 million increased 21.7% compared to the prior year period, while adjusted EPS of $0.20 increased 17.6% compared to $0.17 for third quarter 2019. Adjusted EBITDA of $11.0 million increased 2.4% compared to $10.7 million a year ago. Adjusted EBITDA margin of 4.8% increased 60 basis points from 4.2% in third quarter 2019.
“I am pleased with our continued ability to execute against our strategic initiatives of Simplify, Focus and Grow. Furthermore, as a direct result of the initiatives taken since 2019 related to our strategic transformation and our continued focus on operational excellence, while net sales decreased, we achieved further adjusted gross and adjusted EBITDA margin expansion during the quarter. During the third quarter, we continued to drive operational excellence across the organization resulting in solid third quarter performance,” said Barry Ruffalo, CEO of Astec. “As previously communicated, we closed on the acquisitions of two premier full-line concrete batch plant manufacturers, Blair and St. Bruno, which strengthened our Infrastructure Solutions segment. The integration is going well and we are already beginning to benefit from purchasing synergies. We continue to focus on our Rock to Road strategy to build on our strong foundational product lines.”
COVID-19 Business Continuity and Operations Update
We continue to execute on COVID-19 measures in order to ensure the health and wellbeing of our employees, their families and communities in which we operate, while continuing to serve our customers’ critical needs. Below is a COVID-related update by category:

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Balance Sheet and Liquidity
The Company remains focused on liquidity and cash generation. We ended the quarter with a net cash position of $108.5 million with total debt of $0.9 million. The Company has available liquidity in excess of $260.0 million as of September 30, 2020.
Operations
All of our facilities are operational and able to meet current demand levels. We continue to manufacture our products for building and maintaining the infrastructure used to move goods to market, facilitate the transportation needs of communities and for public health and safety.
Supply Chain
We have not experienced any interruption to our supply chain and are able to source the necessary materials needed to meet our customers’ needs. We are closely monitoring our supply chain and are ready to take proactive actions as needed to mitigate any potential disruptions. We are in frequent communication with our suppliers and customers to ensure business continuity.
Cost Management
We have implemented additional actions to help mitigate the financial and operations impacts of COVID-19, including reducing expenses and conserving cash. These actions include:
•Overall headcount reduction of approximately 12% since third quarter of 2019
•Discretionary spending reductions
•Working capital management to ensure efficient accounts receivable processing with our customers
Mr. Ruffalo continued, “We remain cautiously optimistic given we are well positioned to navigate the economic challenges related to the global pandemic with a streamlined organizational structure, a strong balance sheet and ample liquidity. I want to thank our all our team members for their hard work and dedication and continued focus on our core values to serve our customers as OneAstec. I am confident that we are becoming a stronger and more resilient organization as we continue to focus on operational excellence and enhancing long-term stakeholder value.”
Investor Conference Call and Web Simulcast
Astec will conduct a conference call and live webcast today, November 4, 2020, at 10:00 A.M. Eastern Time, to review its third quarter 2020 results as well as current business conditions. The number to call for this interactive teleconference is (877) 407-9210 (at least 10 minutes prior to the scheduled time for the call). International callers should dial (201) 689-8049. You may also access a live webcast of the call by visiting www.webcaster4.com/Webcast/Page/2146/38314. You will need to give your name and company affiliation and reference Astec Industries. An archived webcast will be available for ninety days at www.astecindustries.com.
A replay of the conference call will be available through November 18, 2020 by dialing (877) 481-4010 or (919) 882-2331 for international callers, Conference ID # 38314. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within five business days after the call.
About Astec
Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec’s manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plant, thermal and storage solutions; and Materials Solutions that include our aggregate processing and mining equipment.

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Forward-Looking Statements
Certain statements contained in this press release relate to future events and expectations and are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company. Words such as "believe," "estimate," "will be," "will," "would," “may,” "expect," "anticipate," "plan," "project," "intend," "could," "should" or other similar words or expressions often identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of the Company, include among others: the impact of the COVID-19 pandemic on the global demand for the Company’s products; the impacts of the COVID-19 pandemic on the Company’s financial condition and business operations; general uncertainty in the economy; pricing, demand and availability of steel, oil and liquid asphalt; decreased funding for highway projects; the relative strength/weakness of the dollar to foreign currencies; production capacity; general business conditions in the industry; demand for the Company’s products; seasonality and cyclicality in operating results; seasonality of sales volumes or lower than expected sales volumes; lower than expected margins on custom equipment orders; competitive activity; tax rates and the impact of future legislation thereon; and those other factors, risks and uncertainties that are more specifically set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2019.
NON-GAAP FINANCIAL MEASURES
In an effort to provide investors with additional information regarding the Company’s results, the Company refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.
For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations, Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Income
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$231.4	$255.8	$785.6	$886.4
Cost of sales	181.0	203.9	601.5	674.4
Gross profit	50.4	51.9	184.1	212.0

Operating expenses:
Selling, general and administrative	48.8	47.6	147.8	158.6
Restructuring and asset impairment charges	2.4	0.9	11.1	1.4
Total operating expenses	51.2	48.5	158.9	160.0
Operating income (loss)	(0.8)	3.4	25.2	52.0

Other income (expense):
Interest expense	(0.1)	(0.2)	(0.3)	(1.3)
Other income, net of expenses	1.3	0.4	2.1	1.3
Income before income taxes	0.4	3.6	27.0	52.0
Provision (benefit) from income taxes	(1.2)	0.6	(4.5)	11.4
Net income	1.6	3.0	31.5	40.6
Net loss attributable to non-controlling interest	—	—	0.1	0.1
Net income attributable to controlling interest	$1.6	$3.0	$31.6	$40.7

Earnings per common share
Basic	$0.07	$0.13	$1.40	$1.81
Diluted	0.07	0.13	1.38	1.79

Weighted-average shares outstanding
Basic	22,615	22,523	22,593	22,510
Diluted	22,946	22,684	22,838	22,666

EPS *	$0.07	$0.13	$1.38	$1.79
Restructuring and unusual	0.17	0.04	0.56	(0.81)
Goodwill impairment	—	—	0.07	—
Benefit (provision) from income taxes	(0.04)	—	(0.15)	0.20
Adjusted EPS *	$0.20	$0.17	$1.86	$1.18

* Diluted EPS
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE

Astec Industries Inc.
Segment Net Sales and Profits
(In thousands; unaudited)

	Three Months Ended September 30				Nine Months Ended September 30
	Infrastructure Solutions	Material Solutions	Corporate	Total	Infrastructure Solutions	Material Solutions	Corporate	Total

2020 Net sales	$151,096	$80,308	$—	$231,404	$535,565	$249,986	$—	$785,551
2019 Net sales	156,190	99,617	—	255,807	573,404	312,985	—	886,389
Change $	(5,094)	(19,309)	—	(24,403)	(37,839)	(62,999)	—	(100,838)
Change %	(3.3)%	(19.4)%	—%	(9.5)%	(6.6)%	(20.1)%	—%	(11.4)%

2020 Gross profit	29,645	20,692	100	50,437	120,857	62,911	305	184,073
2020 Gross profit %	19.6%	25.8%	—%	21.8%	22.6%	25.2%	—%	23.4%
2019 Gross profit	30,952	20,837	71	51,860	140,004	71,876	147	212,027
2019 Gross profit %	19.8%	20.9%	—%	20.3%	24.4%	23.0%	—%	23.9%
Change $	(1,307)	(145)	29	(1,423)	(19,147)	(8,965)	158	(27,954)

2020 Profit / (loss)	6,266	7,205	(11,712)	1,759	37,701	21,709	(28,240)	31,170
2019 Profit / (loss)	3,889	5,803	(6,947)	2,745	48,885	22,969	(32,418)	39,436
Change $	2,377	1,402	(4,765)	(986)	(11,184)	(1,260)	4,178	(8,266)
Change %	61.1%	24.2%	(68.6)%	(35.9)%	(22.9)%	(5.5)%	12.9%	(21.0)%

Segment net sales are reported net of intersegment sales. Segment gross profit is net of profit on intersegment sales. A reconciliation of total segment profits to the Company's net income attributable to controlling interest is as follows (in thousands; unaudited):

		Three Months Ended September 30,				Nine Months Ended September 30,
		2020	2019	Change $		2020	2019	Change $
Total profit for all segments		$1,759	$2,745	$(986)		$31,170	$39,436	$(8,266)
Recapture (elimination) of intersegment profit		(72)	210	(282)		305	1,099	(794)
Net income (loss) attributable to non-controlling interest		(39)	55	(94)		75	127	(52)
Net income attributable to controlling interest		$1,648	$3,010	$(1,362)		$31,550	$40,662	$(9,112)
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$108.5	$48.9
Investments	3.8	1.5
Receivables, net	132.8	124.9
Inventories, net	261.5	294.5
Other current assets	26.6	36.5
Total current assets	533.2	506.3
Property, plant and equipment, net	182.8	190.4
Other long-term assets	103.7	103.8
Total assets	$819.7	$800.5

Liabilities
Current liabilities:
Accounts payable	$53.1	$57.2
Other current liabilities	108.1	115.6
Total current liabilities	161.2	172.8
Long-term debt	0.4	0.7
Other long-term liabilities	34.8	24.5
Total equity	623.3	602.5
Total liabilities and equity	$819.7	$800.5

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$31,475	$40,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,370	19,698
Provision for doubtful accounts	559	1,086
Provision for warranties	7,094	7,020
Deferred compensation expense	503	74
Stock-based compensation	4,814	2,118
Deferred income tax provision	14,012	9,193
(Gain) loss on disposition of fixed assets	(826)	309
Asset impairment charge	4,146	—
Distributions to SERP participants	(1,234)	(2,067)
Change in operating assets and liabilities, net of effects of acquisitions:
(Purchase) sale of trading securities, net	(534)	883
Trade and other receivables	(1,964)	18,150
Inventories	43,170	(1,261)
Prepaid expenses and other assets	5,805	849
Accounts payable	(7,952)	(8,899)
Accrued payroll and related expenses	1,009	—
Accrued product warranty	(7,328)	(8,004)
Customer deposits	(17,966)	(4,247)
Prepaid and income taxes payable, net	8,604	8,964
Other	553	(226)
Net cash provided by operating activities	103,310	84,175
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(28,252)	—
Expenditures for property and equipment	(10,934)	(17,924)
Proceeds from sale of property and equipment	2,881	268
Proceeds from sale of assets held for sale	3,084	—
Other	285	1,407
Net cash used by investing activities	(32,936)	(16,249)
Cash flows from financing activities:
Payment of dividends	(7,457)	(7,436)
Borrowings under bank loans	175	164,850
Repayments of bank loans	(518)	(223,984)
Sale of Company shares held by SERP	214	176
Withholding tax paid upon vesting of restricted stock units	(739)	(312)
Net cash used by financing activities	(8,325)	(66,706)
Effect of exchange rates on cash	(2,377)	(752)
Net change in cash and cash equivalents	59,672	468
Cash and cash equivalents, beginning of period	48,857	25,821
Cash and cash equivalents at end of period	$108,529	$26,289
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Appendix
In its earnings release, Astec refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core businesses. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets.
The amounts described below are unaudited, reported in thousands of U.S. Dollars (Except per share data), and as of or for the periods indicated.

3Q 2020 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring Charges and Other	As Adjusted (Non-GAAP)
Consolidated
Net sales	$231,404	$—	$231,404
GP	50,437	2,507	52,944
GP%	21.8%		22.9%
Operating income (loss)	(808)	4,924	4,116
Benefit from income taxes	(1,242)	953	(289)
Net income attributable to controlling interest	1,648	2,921	4,569
EPS	0.07	0.13	0.20

Infrastructure Solutions
Net sales	151,096	—	151,096
GP	29,645	2,507	32,152
GP%	19.6%		21.3%

Materials Solutions
Net sales	80,308	—	80,308
GP	20,692	—	20,692
GP%	25.8%		25.8%

3Q YTD 2020 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring Charges and Other	As Adjusted (Non-GAAP)
Consolidated
Net sales	$785,551	$—	$785,551
GP	184,073	4,416	188,489
GP%	23.4%		24.0%
Operating income	25,194	15,538	40,732
Benefit from income taxes	(4,517)	3,498	(1,019)
Net income attributable to controlling interest	31,550	10,990	42,540
EPS	1.38	0.48	1.86

Infrastructure Solutions
Net sales	535,565	—	535,565
GP	120,857	4,416	125,273
GP%	22.6%		23.4%

Materials Solutions
Net sales	249,986	—	249,986
GP	62,911	—	62,911
GP%	25.2%		25.2%

1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE

3Q 2019 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring Charges and Other	As Adjusted (Non-GAAP)
Consolidated
Net sales	$255,807	$—	$255,807
GP	51,860	—	51,860
GP%	20.3%		20.3%
Operating income	3,342	875	4,217
Provision from income taxes	632	132	764
Net income attributable to controlling interest	3,010	743	3,753
EPS	0.13	0.04	0.17

Infrastructure Solutions
Net sales	156,190	—	156,190
GP	30,952	—	30,952
GP%	19.8%		19.8%

Materials Solutions
Net sales	99,617	—	99,617
GP	20,837	—	20,837
GP%	20.9%		20.9%

3Q YTD 2019 GAAP to Non-GAAP Reconciliation Table
	As Reported (GAAP)	Restructuring Charges and Other	As Adjusted (Non-GAAP)
Consolidated
Net sales	$886,389	$(20,000)	$866,389
GP	212,027	(20,000)	192,027
GP%	23.9%		22.2%
Operating income	52,002	(18,569)	33,433
Provision from income taxes	11,420	(4,598)	6,822
Net income attributable to controlling interest	40,662	(13,971)	26,691
EPS	1.79	(0.61)	1.18

Infrastructure Solutions
Net sales	573,404	(20,000)	553,404
GP	140,004	(20,000)	120,004
GP%	24.4%		21.7%

Materials Solutions
Net sales	312,985	—	312,985
GP	71,876	—	71,876
GP%	23.0%		23.0%
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com

| NEWS RELEASE
Astec Industries Inc.
GAAP vs Non-GAAP Adj. EPS Reconciliations
(In thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to controlling interest	$1,648	$3,010	$31,550	$40,662
Plus: Restructuring and other	3,874	875	12,842	(18,569)
Plus: Goodwill impairment	—	—	1,646	—
Less: Benefit (provision) from income taxes	(953)	(132)	(3,498)	4,598
Adjusted net income attributable to controlling interest	$4,569	$3,753	$42,540	$26,691

Diluted EPS	$0.07	$0.13	$1.38	$1.79
Plus: Restructuring and other	0.17	0.04	0.56	(0.81)
Plus: Goodwill impairment	—	—	0.07	—
Less: Benefit (provision) from income taxes	(0.04)	—	(0.15)	0.20
Adjusted EPS	$0.20	$0.17	$1.86	$1.18
Astec Industries Inc.
GAAP vs Non-GAAP EBITDA and Adj. EBITDA Reconciliations
(In thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to controlling interest	$1,648	$3,010	$31,550	$40,662
Interest income (expense) and other	(99)	(202)	(360)	155
Depreciation and amortization	6,823	6,429	19,370	19,698
Provision from income taxes	(1,242)	632	(4,517)	11,420
EBITDA	7,130	9,869	46,043	71,935
Restructuring and other	3,874	875	14,488	(18,569)
Adjusted EBITDA	$11,004	$10,744	$60,531	$53,366
1725 Shepherd Road | Chattanooga, Tennessee 37421 | 423.899.5898 | astecindustries.com